Exhibit 99.4

The Board of Directors

Retail Properties of America, Inc.

2021 Spring Road, Suite 200

Oak Brook, IL 60523

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated July 17, 2021, as Annex C to, and to the reference thereto under the captions “Summary—Opinion of RPAI’s Financial Advisor” and “The Merger—Opinion of RPAI’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed merger involving Retail Properties of America, Inc. and Kite Realty Group Trust, which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Kite Realty Group Trust (the “Registration Statement”). By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Citigroup Global Markets Inc.

CITIGROUP GLOBAL MARKETS INC.

August 23, 2021